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Exhibit 10.18

AMENDMENT NO. 4
TO LEASE

        THIS AMENDMENT NO. 4 is made and entered into this 20th day of January, 2003, by and between A&P FAMILY INVESTMENTS, a California general partnership, as LANDLORD, and NEOMAGIC CORPORATION, a Delaware corporation, as TENANT.

RECITALS

        A.    WHEREAS, by Lease Agreement dated February 5, 1996 Landlord leased to Tenant all of that certain 45,000± square foot building located at 3260 Jay Street, Santa Clara, California, the details of which are more particularly set forth in said February 5, 1996 Lease Agreement, and

        B.    WHEREAS, said Lease was amended by the Commencement Letter dated May 7, 1996 which confirmed the May 1, 1996 Lease Commencement Date and the April 30, 2003 Lease Termination Date, and,

        C.    WHEREAS, said Lease was amended by Amendment No. 1 dated October 15, 1997, which amended the Lease by adding a co-terminous paragraph and a cross default paragraph in relation to a separate lease agreement dated October 9, 1997 between the parties hereto, and

        D.    WHEREAS, said Lease was amended by Amendment No. 2 dated April 7, 2000 which amended the Lease by amending the Basic Rent Schedule and Aggregate Rent under the Lease, and

        E.    WHEREAS, said Lease was amended by Letter Agreement dated June 8, 2001 whereby Landlord acknowledged the change of Tenant's state of incorporation from California to Delaware, and,

        F.    WHEREAS, said Lease was amended by Amendment No. 3 dated February 26, 2002, which amended the Lease by (i) reducing the Basic Rent due under the Lease for the period of June 1, 2002 through May 31, 2003 ("Reduced Rent Period") and amending the Basic Rent schedule and Aggregate Basic Rent accordingly and (ii) deleting Paragraph 1 to Amendment No. 1 ("Lease Terms Co-Terminous"), and

        G.    WHEREAS, an audit of the Lease and Amendments No. 2 and 3 disclosed an incorrect Basic Rent adjustment, and therefore it is now the desire of the parties hereto to correct the references to the Basic Rent adjustment period pursuant to Amendments No. 2 and 3, and to correct the Aggregate Basic Rent due under the Lease Agreement as hereinafter set forth.

AGREEMENT

        NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

        1.    LEASE TERM:    The parties hereto acknowledge and agree that the Lease is currently scheduled to terminate on April 30, 2003, as stated in the Lease.

        2.    BASIC RENT:    The parties hereto acknowledge and agree that the purpose of this Amendment No. 4 is to correct the Basic Rent adjustments made pursuant to Amendment No. 2 to Lease dated April 7, 2000 and Amendment No. 3 to Lease dated February 26, 2002. The Basic Rent schedule shall be amended as follows:

          A.    Correction To Amendment No. 2 dated April 7, 2000:    Pursuant to the terms of Paragraph 1 of Amendment No. 2 ("Basic Rent"), it was the intent of the parties to increase the

  Basic Rent for the last twelve months of the Lease Term from $78,750.00 per month to $132,750.00; however, the Basic Rent schedule incorrectly showed the period for the Basic Rent adjustment to be from June 1, 2002 through May 31, 2003. The correct period for the Basic Rent adjustment was May 1, 2002 through April 30, 2003.

          B.    Correction to Amendment No. 3 dated February 26, 2002:    Pursuant to the terms of Paragraph 1 of Amendment No. 3 ("Basic Rent Schedule for the Period of June 1, 2002 through May 31, 2003"), it was the intent of the parties to reduce the Basic Rent for the last twelve months of the Lease Term from $132,750.00 to $78,750.00, in affect rescinding Paragraph 1 of Amendment No. 2; however, the Basic Rent schedule incorrectly showed the period for the Basic Rent adjustment to be from June 1, 2002 through May 31, 2003. The correct period for the Basic Rent adjustment period was May 1, 2002 through April 30, 2003.

        3.    AGGREGATE BASIC RENT:    The Aggregate Basic Rent pursuant to the Lease Agreement was $5,803,312.50. Said Aggregate Rent was correctly increased by $648,000.00 pursuant to Amendment No. 2, and was subsequently, correctly decreased by $648,000.00 pursuant to Amendment No. 3; however, neither amendment referenced the correct adjusted Aggregate Basic Rent. Therefore it is agreed between the parties hereto that the Aggregate Basic Rent for the Lease is $5,803,312.50.

        4.    AUTHORITY TO EXECUTE.    The parties executing this Agreement hereby warrant and represent that they are properly authorized to execute this Agreement and bind the parties on behalf of whom they execute this Agreement and to all of the terms, covenants and conditions of this Agreement as they relate to the respective parties hereto.

        5.    CHOICE OF LAW/VENUE; SEVERABILITY.    This Agreement shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and the venue shall be in Santa Clara County. If any provisions of this Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        6.    EXAMINATION OF AMENDMENT:    This Amendment No. 4 shall not be effective until its execution by both Landlord and Tenant.

        EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said February 5, 1996 Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the day and year last written below.

LANDLORD:		TENANT:
A&P FAMILY INVESTMENTS a California general partnership		NEOMAGIC, INC a Delaware corporation
By	John Arrillaga, Trustee of the Richard T. Peery 1976 Children Trusts, as General Partner	By
Date:		Print or Type Name
Title:

Initial:

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Exhibit 10.18
AMENDMENT NO. 4 TO LEASE